ALPS Series Trust                       Your Proxy Vote is Important!
1290 Broadway
Suite 1100                  VOTE BY INTERNET
Denver, Colorado 80203      Please go to the electronic voting site at
                            WEBSITE]
                            Follow the on-line instructions. If you vote by internet, you do NOT have to return your paper ballot.

                            VOTE BY TELEPHONE
                            Please call us toll free at [PHONE NUMBER], and follow the instructions provided. If you vote by telephone, you do NOT have to return your paper ballot.

                            VOTE BY MAIL
                            Please complete, sign and date this card. Fold and return promptly in the envelope provided.

                            PLEASE ENSURE THE ADDRESS BELOW SHOWS THROUGH THE WINDOW OF THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                            ALPS Series Trust
                            1290 Broadway,
                            Suite 1100
                            Denver, Colorado 80203

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                       NEW SHERIDAN DEVELOPING WORLD FUND
               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 30, 2015

The undersigned, revoking all previous proxies, hereby appoints Jeremy O. May and JoEllen Legg, and each of them, as proxies for the undersigned, with full power of substitution to represent and vote on behalf of the undersigned at the Special Meeting of Shareholders (the "Special Meeting") of the New Sheridan Developing World Fund to be held on October 30, 2015 at 10:00 a.m. Mountain Time, at the offices of ALPS Series Trust, located at 1290 Broadway, Suite 1100, Denver, Colorado 80203, and any adjournments thereof on all matters coming before the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Prospectus/Proxy Statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. PROXIES OR VOTING INSTRUCTIONS MAY BE REVOKED AT ANY TIME BEFORE THEY ARE EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE TRUST AT 1290 BROADWAY, SUITE 1100, DENVER, COLORADO 80203, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS INDICATED OR IF THE PROXY IS IMPROPERLY MARKED, THIS PROXY WILL BE VOTED "FOR" THE REORGANIZATION PROPOSAL AND FOR THE INTERIM ADVISORY AGREEMENT PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.


NOTE: Please sign exactly as your                    ___________________________
name(s) appear on this proxy. Joint                  Signature
owners should each sign individually.
Corporate proxies should be signed in                ___________________________
full corporate name by an authorized                 Signature
officer. Fiduciaries should give full
titles.                                              ___________________________
                                                     Date

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL
            MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 30, 2015.

     THE NOTICE AND PROSPECTUS/PROXY STATEMENT ARE AVAILABLE AT: [WEBSITE]

THE BOARD OF TRUSTEES OF ALPS SERIES TRUST BELIEVES THAT THE PROPOSED REORGANIZATION AND PROPOSED INTERIM ADVISORY AGREEMENT ARE IN THE BEST INTERESTS OF THE NEW SHERIDAN DEVELOPING WORLD FUND AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE REORGANIZATION AND "FOR" APPROVAL OF THE INTERIM ADVISORY AGREEMENT DESCRIBED IN THE PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

                                                            FOR          AGAINST

1. To approve an Agreement and Plan                         [ ]            [ ]
of Reorganization between ALPS Series
Trust (the "Target Trust"), on behalf
of the New Sheridan Developing World
Fund (the "Target Fund:"), and the
Advisors' Inner Circle Fund II
(the "Acquiring Trust"), on behalf of
the Champlain Emerging Markets Fund
(the "Acquiring Fund") providing for:
(a) the acquisition of all of the
assets and assumption of all of the
liabilities of the Target Fund by the
Acquiring Fund in exchange for Advisor
Shares of the Acquiring Fund; (b) the
distribution of such shares to the
shareholders of the Target Fund; and
(c) the liquidation and termination
of the Target Fund (the "Reorganization").

2. To approve an interim investment                         [ ]            [ ]
advisory agreement (the "Interim Advisory
Agreement") by and between Champlain
Investment Partners, LLC ("Champlain"),
the investment adviser of the Target
Fund, and the Target Trust, on behalf of the Target Fund, which is necessary for Champlain to receive the advisory fees held in escrow for its services provided to the Target Fund during the period from the closing date of a transaction in which the Target Fund's predecessor investment adviser, New Sheridan
Advisors, LLC, was acquired by Champlain through the earlier of the closing of the Reorganization or 150 days from the effective date of the Interim Advisory
Agreement.

3 . To transact such other business as
may properly come before the meeting and any adjournments thereof.

                                   IMPORTANT

    SHAREHOLDERS CAN HELP AVOID ADDITIONAL EXPENSES BY PROMPTLY SIGNING AND
                           RETURNING THIS PROXY CARD.

                      PLEASE SIGN AND DATE BEFORE MAILING.